               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     VITAL SIGNS, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               VITAL SIGNS, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Vital Signs, Inc. (the 'Company' or 'Vital Signs') will be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on Friday, August 17, 2001 at 10:00 a.m. local time, to consider and act upon the following:

         1. The election of seven directors to serve for a period of one year and thereafter until their successors shall have been duly elected and shall have qualified.

         2. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on July 23, 2001 as the date for determining the stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

                              By Order of the Board of Directors
                                Jay Sturm
                                Assistant Secretary

Totowa, New Jersey
July 25, 2001

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE AT THE MEETING IF YOU LATER DECIDE TO ATTEND IN PERSON.

                               VITAL SIGNS, INC.
                                 20 CAMPUS ROAD
                            TOTOWA, NEW JERSEY 07512

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

    The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vital Signs, Inc. (the 'Company' or 'Vital Signs'), a New Jersey corporation. Such proxies are to be used at the Company's Annual Meeting of Stockholders to be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on Friday, August 17, 2001 commencing at 10:00 a.m., local time. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about July 25, 2001.

STOCKHOLDERS ENTITLED TO VOTE

    Only holders of record of the Company's Common Stock (the 'Common Stock') at the close of business on July 23, 2001 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 12,908,898 shares of Common Stock outstanding and entitled to vote at the Meeting. Each such share is entitled to one vote.

VOTING; REVOCATION OF PROXY; QUORUM AND VOTE REQUIRED

    A form of proxy is enclosed for use at the Annual Meeting if a stockholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Meeting or by submitting a duly executed, later-dated proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted FOR the Board's nominees for election to the Board of Directors. A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Assuming that a quorum is present, the election of directors will be effected by a plurality vote of the votes cast at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast 'for' or 'against' are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

COSTS OF SOLICITATION

    The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the Common Stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers and their assistants to solicit proxies from the stockholders, either personally or by telephone or special letter.

PRINCIPAL STOCKHOLDERS; BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth information regarding the beneficial ownership of the Common Stock as of December 31, 2000 by each person who is known by the Company to own beneficially more than five percent of the Common Stock; (ii) trusts maintained for the benefit of the children of a director of the Company; (iii) each Named Officer, director and nominee of the Company; and
(iv) all directors, nominees and current executive officers of the Company as a group. Unless otherwise indicated, each of the named shareholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the table below only to the extent that such options may be exercised by March 1, 2001.

                        STOCKHOLDER                            NUMBER     PERCENT(14)
                        -----------                            ------     -----------
Terence D. Wall (1)(2)......................................  4,338,271      35.0%
Trusts for the benefit of the minor children of Terence D.
  Wall (Anthony J. Dimun, trustee) (1)(3)...................  2,420,327      19.5%
Anthony J. Dimun (1)(3).....................................  2,850,898      22.9%
Dimensional Fund Advisors, Inc., 1299 Ocean Avenue,
  11th Floor, Santa Monica, CA 90401 (4)....................    834,700      6.75%
Private Capital Management, Inc., 3003 Tamiami Trail N.,
  Naples, FL 34103 (5)......................................    679,568       5.5%
Barry Wicker (6)............................................    422,410       3.4%
David J. Bershad (7)........................................     89,918         *
Joseph J. Thomas............................................       --         --
Stuart M. Essig (8).........................................     28,374         *
E. David Hetz (9)...........................................      5,000         *
C. Raymond Larkin, Jr. (10).................................      5,000         *
Scott Spitzer (11)..........................................       --         --
Daniel L. Reuvers (12)......................................       --         --
All directors, nominees and current executive officers as a
  group (8 persons) (13)....................................  7,739,871      59.8%

---------

*   Represents less than one percent.

 (1) The business address of Mr. Wall, Mr. Dimun and the above-mentioned trusts is c/o Vital Signs, Inc., 20 Campus Road, Totowa, New Jersey 07512.

 (2) Includes 3,400,524 shares owned by Mr. Wall directly, 716,748 shares owned by Carol Vance Wall, Mr. Wall's wife, 18,082 shares held in the Company's 401(k) plan on Mr. Wall's behalf, 37,639 shares held in the Company's Investment Plan on Mr. Wall's behalf and 165,278 shares covered by options exercisable by Mr. Wall. Excludes shares held in trust for the benefit of the Walls' minor children (which shares may not be voted or disposed of by Mr. Wall or Carol Vance Wall) and shares held by a charitable foundation established by Terence and Carol Vance Wall.

 (3) As trustee of the trusts maintained for the benefit of the minor children of Terence D. Wall, Anthony J. Dimun has the power to vote and dispose of each of the shares held in such trusts and thus is deemed to be the beneficial owner of such shares under applicable regulations of the Securities and Exchange Commission. Mr. Dimun is also deemed to be the beneficial owner of 700 shares held in certain insurance trusts established by Mr. Wicker. He is also deemed to be the beneficial owner of 79,700 shares held by the charitable foundation described above. Accordingly, the shares reflected in the table above as shares beneficially owned by Mr. Dimun include shares held by Mr. Dimun for such trusts and foundation, 132,130 shares owned by Mr. Dimun individually, 5,227 shares held in the Company's 401(k) plan on Mr. Dimun's behalf, 20,381 shares held in the Company's Investment Plan on Mr. Dimun's behalf, and 192,433 shares covered by options exercisable by Mr. Dimun.

 (4) In a Schedule 13G Amendment filed with the Securities and Exchange Commission on February 2, 2001, Dimensional Fund Advisors, Inc. states that it has sole power to vote and dispose of these shares in its role as investment advisor or manager.

 (5) In a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2000, Private Capital Management, Inc. and Bruce S. Sherman, individually and as Chairman of Private Capital Management, Inc., state that they each have shared power to dispose or to direct the disposition of these shares.

 (6) Includes 18,380 shares owned by Mr. Wicker's wife, 6,799 shares held in the Company's 401(k) plan on Mr. Wicker's behalf, 8,971 shares held in the Company's Investment Plan on Mr. Wicker's behalf
                                              (footnotes continued on next page)

(footnotes continued from previous page) and 68,304 shares covered by options exercisable by Mr. Wicker. Excludes shares held in an insurance trust (which shares may not be voted or disposed of by Mr. Wicker or his wife).

 (7) Includes 2,000 shares owned by Mr. Bershad's wife as to which Mr. Bershad disclaims beneficial ownership, 5,207 shares held in the Company's Investment Plan on Mr. Bershad's behalf and 70,806 shares covered by options exercisable by Mr. Bershad.

 (8) Represents 8,064 shares held in the Company's Investment Plan on Mr. Essig's behalf and 20,310 shares covered by exercisable options.

 (9) Represents shares covered by options exercisable by Mr. Hetz.

(10) Represents shares covered by options exercisable by Mr. Larkin.

(11) Mr. Spitzer is no longer an employee of the Company effective September 29, 2000.

(12) Mr. Reuvers resigned from the Company effective November 3, 2000.

(13) Includes 527,131 shares covered by options exercisable by the Company's executive officers, directors and nominees, 30,108 shares held in the Company's 401(k) plan and 80,262 shares held in the Investment Plan; also includes shares held in trust by Mr. Dimun for Mr. Wall's children and pursuant to certain insurance trusts established by Mr. Wicker and shares held by a charitable foundation established by Terence and Carol Vance Wall.

(14) Percent of class is based on 12,413,088 shares of Common Stock outstanding on December 31, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission certain reports regarding such persons ownership of the Company's securities. The Company is required to disclose any failures to file such reports on a timely basis. The Company is not aware of any such untimely filings during the fiscal year ended September 30, 2000.

                             ELECTION OF DIRECTORS

    The holders of the Common Stock will elect seven directors at the Annual Meeting, each of whom will be elected for a one year term. Unless a stockholder either indicates 'withhold authority' on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in the table below to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election.

    The table below sets forth the names and ages (as of September 30, 2000) of each of the nominees, the other positions and offices presently held by each such person within the Company, the period during which each such person has served on the Board of Directors of the Company, the expiration of their respective terms and the principal occupations and employment of each such person during at least the past five years.

                              Director    Expiration
  Name and Age                 Since       of Term                 Business Experience
  ------------                 -----       -------                 -------------------
Terence D. Wall, 59             1972         2002     President and Chief Executive Officer of the Company.
                                                       Mr. Wall presently serves on the Board of Directors
                                                       of Bionx Implants, Inc.

David J. Bershad, 60            1991         2002     Member of the law firm of Milberg Weiss Bershad Hynes
                                                        & Lerach LLP. Mr. Bershad presently serves on the
                                                        Board of Directors of Bionx Implants, Inc.

Anthony J. Dimun, 57            1987         2002     Chairman of Nascent Enterprises, LLC (consulting
                                                        firm)(May 1, 2001 to present); Executive Vice
                                                        President, Chief Financial Officer and Treasurer of
                                                        the Company (1991 to May 1, 2001); Secretary of the
                                                        Company (December 1991 to December 1998); Principal
                                                        Owner, Strategic Concepts, Inc. (financial and
                                                        acquisition advisory firm) (1988 to present). Mr.
                                                        Dimun presently serves on the Board of Directors of
                                                        Bionx Implants, Inc.

Stuart M. Essig, 39             1998         2002     President and Chief Executive Officer and a Director
                                                        of Integra Life Sciences Corporation (a medical
                                                        technology company) (1997 to present); Managing
                                                        Director and various positions with Goldman, Sachs
                                                        & Co. (an investment banking firm) (1988 to 1997).
                                                        Mr. Essig presently serves on the Board of
                                                        Directors of St. Jude Medical Corporation.

E. David Hetz, 42               2000         2002     Private investor (November 1999 to present); Senior
                                                        Advisor (June 1999 to November 1999) and Managing
                                                        Director and Director of Mergers and Acquisitions
                                                        (prior years to June 1999) of Robertson, Stephens &
                                                        Co. (investment banking firm). Mr. Hetz is also a
                                                        director of I-many, Inc.

Joseph J. Thomas, 64            1992         2002     President of Thomas Medical Products, Inc. (a
                                                        subsidiary of the Company) ('TMP') (1990 to
                                                        present).

Barry Wicker, 60                1985         2002     Executive Vice President -- Sales of the Company.

---------

 (A) In each instance in which dates are not provided in connection with a director's business experience, such director has held the position indicated for at least the past five years. Messrs. Wall, Bershad and Dimun have invested together (and serve together as Board members) in Bionx Implants, Inc. Messrs. Wall and Bershad have invested together (and serve as Board members) in Omnisonics, Inc. (formerly Sonokinetics, Inc.). The Company is a shareholder, and Messrs. Wall and Dimun are shareholders of EchoCath, Inc. Messrs. Wall, Dimun, Bershad, Thomas and Hetz are investors in X-Site, LLC. (See 'Related Party Transactions').

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth, for the fiscal years ended September 30, 1998, 1999 and 2000, the annual and long-term compensation of the Company's Chief Executive Officer and the other individuals who served as executive officers of the Company during fiscal 2000 (the 'Named Officers'):

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                  ANNUAL COMPENSATION                -------------------------------
                                      --------------------------------------------   COMMON SHARES
                                                                        OTHER           SUBJECT
                                                                       ANNUAL         TO OPTIONS        ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR    SALARY    BONUS(A)   COMPENSATION(B)    GRANTED (#)    COMPENSATION(C)
    ---------------------------       ----    ------    --------   ---------------    -----------    ---------------
Terence D. Wall ...................   2000   $225,000   $18,634        $ 6,000          24,916           $4,109
  President and Chief Executive       1999    225,000    10,695          6,000          --                5,088
  Officer                             1998    225,000    10,695          6,000          75,278            3,213

Anthony J. Dimun (D) ..............   2000    180,000    14,983         12,600          31,124            3,760
  Executive Vice President and        1999    180,000     8,608         12,600           9,638            4,482
  Chief Financial Officer             1998    180,000     8,608         12,600          71,414            3,071

Barry Wicker ......................   2000    151,250    12,625          6,000           8,304            3,606
  Executive Vice President-Sales      1999    151,250     7,331          6,000           9,638            3,574
                                      1998    151,250     7,281          6,000           8,304            2,384

Joseph J. Thomas ..................   2000    150,000      --             --              --                606
  President, Thomas Medical           1999    150,000    13,500           --              --              1,644
  Products                            1998    150,000    58,269           --              --              2,500

Scott Spitzer (E) .................   2000    252,418    19,393          6,000           2,900            2,847
  Vice President, General Counsel     1999    231,944    13,406          6,000           8,000            3,103
  and Secretary                       1998    106,442    18,027          3,000            --               --

Daniel L. Reuvers (F) .............   2000    130,462    10,206          6,000           3,358            2,756
  Vice President -- Marketing and     1999    114,646     5,373          6,000           4,374            2,640
  Group Sales                         1998    104,308     5,025          6,000           8,736            2,648

---------

 (A) Reflects bonuses in the fiscal year earned, which may not correspond with the fiscal year paid. Bonuses earned in fiscal 2000 were awarded under the Company's Well-Pay Policy and in conjunction with the Company's performance incentive program. The Well-Pay Policy covers all Company personnel working in the Company's headquarters in Totowa, New Jersey and in certain of the Company's subsidiaries. Under the Policy, an additional day's pay is earned by any employee having perfect attendance for the preceding month. In addition, payments of $200 to $400 are earned by employees having perfect attendance for one or more consecutive years.

 (B) Comprised entirely of monthly car allowances and, with respect to Mr. Dimun, an entertainment allowance of $550 per month.

 (C) 'Compensation' reported under this column for the year ended September 30, 2000 includes: (i) contributions of $2,625, $2,625, $2,121, $606, $2,436 and $2,625, respectively, for Messrs. Wall, Dimun, Wicker, Thomas, Spitzer and Reuvers, respectively, to the Company's 401(k) Plan on behalf of the Named Officers to match pre-tax elective deferral contributions (included under 'Salary') made by each named Officer to that Plan and (ii) premiums of $1,484, $1,135, $1,485, $0, $411 and $131, respectively, with respect to life insurance purchased by the Company for the benefit of Messrs. Wall, Dimun, Wicker, Thomas, Spitzer and Reuvers, respectively.

 (D) Mr. Dimun resigned as Executive Vice President and Chief Financial Officer of the Company effective May 1, 2001. He continues to serve as a Director of the Company.

 (E) Mr. Spitzer is no longer an employee of the Company effective September 29, 2000.

 (F) Mr. Reuvers resigned from the Company effective November 3, 2000.

STOCK OPTIONS

    The following table contains information regarding the grant of stock options to the Named Officers during the year ended September 30, 2000. In addition, in accordance with rules adopted by the Securities and Exchange Commission (the 'SEC'), the following table sets forth the hypothetical gains or 'options spreads' that would exist for the respective options assuming rates of annual compound price appreciation in the Company's Common Stock of 5% and 10% from the date the options were granted to their final expiration date.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                            POTENTIAL REALIZABLE VALUE
                             NUMBER OF       PERCENT OF                                       AT ASSUMED ANNUAL RATES
                           COMMON SHARES   TOTAL OPTIONS                                    OF STOCK PRICE APPRECIATION
                            UNDERLYING        GRANTED                                             FOR OPTION TERM
                              OPTIONS       TO EMPLOYEES    EXERCISE PRICE   EXPIRATION   -------------------------------
NAME                        GRANTED(A)     IN FISCAL 2000     PER SHARE         DATE            5%               10%
----                        ----------     --------------     ---------         ----            --               ---
Terence D. Wall..........     24,916            9.0%            $21.25         2/2/2010      $332,978        $1,040,318
Anthony J. Dimun.........     19,932            7.2%             21.25         2/2/2010       266,371           675,037
                              11,192            4.0%             17.44         8/7/2010       122,753           311,808
Barry Wicker.............      8,304            3.0%             21.25         2/2/2010       110,875           281,232
Joseph J. Thomas.........        --              --                --             --             --                --
Scott Spitzer............      2,000            0.7%             23.75        2/17/2010        29,872            75,703
                                 900            0.3%             18.06        8/16/2010        10,222            25,905
Daniel L. Reuvers........      3,358            1.2%             17.44         8/7/2010        36,830            93,334

---------

 (A) The options granted to Messrs. Wall, Dimun, Wicker and Reuvers were granted under the Company's Employee Stock Option Plan (the 'Employee Plan') in connection with these individuals entering into Forbearance Agreements with the Company. Pursuant to these Forbearance Agreements, these individuals agreed not to exercise vested options which had been previously granted to them under the Company's Investment Plan for another two years. The options granted to Messrs. Wall, Dimun, Wicker and Reuvers in fiscal 2000 vest in full two years after the grant date. The options granted to Mr. Spitzer in fiscal 2000 were granted under the Company's Investment Plan. Pursuant to the Investment Plan, eligible participants may purchase the Company's Common Stock during specified window periods. For each share purchased, the Investment Plan provides that the Company will grant the employee from one to three stock options. The option-to-stock match in effect for the options granted under the Investment Plan during the last fiscal year was two-for-one. The exercise price is equal to the closing sale price of the Company's Common Stock on Nasdaq on the last day of the window period. An employee must continue to be employed for at least two years by the Company to exercise stock options granted under the Investment Plan. If the employee retains the shares purchased during the window period, the option can be exercised at any time after the initial shares have been held for two years. In general, if the employee sells any of the shares purchased under the Investment Plan before the end of the two year holding period or directs the Company to stop making payroll deductions before all shares that the employee committed to buy are fully paid for, the options shall automatically be forfeited, unless the committee administering the Plan determines that the employee has sufficient hardship and such hardship has caused such employee to take such actions. In such event, the employee will be required to wait five years from the option grant date before options related to fully paid shares can be exercised and must be employed by the Company at such time in order to exercise such options. Pursuant to the Employee Plan and the Investment Plan, the Board of Directors or the committee which administers each Plan is authorized to accelerate the vesting of stock options in connection with a change in control.

    The following table provides data regarding stock options exercised by the Named Officers during the year ended September 30, 2000 and the number of shares of the Company's Common Stock covered by both exercisable and non-exercisable stock options held by the Named Officers at September 30, 2000. Also reported are the values for 'in-the-money' options, which represent the positive spread between the exercise prices of existing options and $26.50, the closing sale price of the Company's Common Stock on September 30, 2000.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

                                                                     NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                     SHARES         VALUE         OPTIONS AT YEAR-END(#)              YEAR-END($)
                                  ACQUIRED ON    REALIZED($)    ---------------------------   ---------------------------
                                  EXERCISE (#)       (A)        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                  ------------       ---        -----------   -------------   -----------   -------------
Terence D. Wall.................       --            --           165,278        54,916       $1,027,415      $258,309
Anthony J. Dimun................     54,500       1,106,970       192,433        60,762        1,258,633       346,461
Barry Wicker....................       --            --            68,304        37,942          325,086       184,015
Joseph J. Thomas................       --            --              --            --               --            --
Scott Spitzer...................       --            --             8,621          --             70,964          --
Daniel L. Reuvers...............      2,105          17,893         9,697         7,732           79,731        58,824

---------

 (A) The amount realized represents the aggregate fair market value of the shares acquired upon exercise of the options minus the aggregate exercise price.

ARRANGEMENTS WITH DIRECTORS

    Joseph Thomas became a director of the Company upon the Company's acquisition of TMP on September 30, 1992. Mr. Thomas continues to be employed by the Company as the President of TMP. For the year ended September 30, 2000, Mr. Thomas received a salary of $150,000.

    Directors of the Company presently do not receive any cash fees for serving in such capacity.

    Messrs. Bershad, Essig and Hetz, the three nominees who are not employed by the Company or its subsidiaries, participate in the Company's 1991 Director Stock Option Plan (the 'Director Plan'). Under the Director Plan, each outside director automatically receives options covering 4,000 shares (with an exercise price equal to fair market value on the date of grant) on an annual basis and is entitled to receive additional options at the discretion of the committee administering the Director Plan. During fiscal 2000, each of Mr. Bershad and Mr. Essig were granted options covering 4,000 shares and Mr. Hetz received two option grants covering 4,000 shares each pursuant to the Director Plan. One half of the options granted under the Director Plan vest immediately at the time of grant. Half of the balance may be exercised commencing one year after the date of grant and the remainder may be exercised commencing two years after the date of grant.

THE BOARD OF DIRECTORS; COMMITTEES OF THE BOARD

    The Board of Directors of the Company held four meetings during the year ended September 30, 2000. The Board's Audit Committee, which is responsible for reviewing significant audit and accounting principles, policies and practices and for meeting with the Company's independent accountants, met five times during the year ended September 30, 2000. The Audit Committee presently consists of Messrs. Bershad, Essig and Hetz.

    The Board has a Nominating Committee, consisting of Messrs. Wall and Dimun. This Committee did not meet during the year ended September 30, 2000, as all nominating matters were considered by the full Board. The Nominating Committee is charged with the responsibility of interviewing potential candidates for election to the Board and for nominating individuals each year for election to the Board. The Nominating Committee has not established any procedures for considering nominees recommended by stockholders.

    The Board does not have a general Compensation Committee. It maintains a Stock Option Committee, however, to administer the 1990 Employee Stock Option Plan, the 1991 Director Stock Option Plan and the Vital Signs Investment Plan. The Stock Option Committee presently consists of Messrs. Wall and Wicker and acted by unanimous consent during the Company's most recent fiscal year.

    Each member of the Company's Board was present for 75% or more of the aggregate of the total meetings of the Board and each Board committee on which he serves.

AUDIT COMMITTEE MATTERS

    Audit Committee Charter. The Audit Committee has adopted a charter which is attached to this Proxy Statement as Appendix A.

    Independence of Audit Committee Members. The Common Stock is listed on the Nasdaq National Market and the Company is governed by the listing standards applicable thereto. All members of the Audit Committee of the Board of Directors have been determined to be 'independent directors' pursuant to the definition contained in Rule 4200(a)(14) of the National Association of Securities Dealers' Marketplace rules.

    Audit Committee Report. In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000:

    (1) the Audit Committee reviewed and discussed the audited financial statements with the Company's management;

    (2) the Audit Committee discussed with the Company's independent auditors the matters required to be discussed by SAS 61;

    (3) the Audit Committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence; and

    (4) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2000 Annual Report on Form 10-K.

    By: The Audit Committee of the Board of Directors

        Stuart Essig, David Bershad and E. David Hetz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors does not maintain a Compensation Committee. Accordingly, compensation decisions are made by the entire Board of Directors. During the fiscal year ended September 30, 2000, the following individuals served on the Board: Terence D. Wall, David J. Bershad, Anthony J. Dimun, Stuart
M. Essig, E. David Hetz, C. Raymond Larkin, Joseph J. Thomas and Barry Wicker. During that year, of the persons named, Messrs. Wall, Dimun, Thomas and Wicker were officers and employees of the Company or its subsidiaries.

RELATED PARTY TRANSACTIONS

    TMP, a subsidiary of the Company, provides product development and manufacturing services to X-Site, LLC ('X-Site'), a company engaged in the development of specialized cardiovascular products. X-Site paid TMP $113,212 during fiscal 2000 for such services. In addition, during fiscal year 2000 the Company provided certain accounting services for X-Site in which various suppliers of X-Site, including TMP, were paid by the Company. X-Site, in turn, reimbursed the Company. In fiscal 2000, X-Site fully reimbursed the Company in the amount of $1,162,046. The Company believes that the rates charged to X-Site for such services are no less favorable to the Company than those charged to similarly situated unrelated parties. Mr. Wall and his family limited partnership own 37.6% of X-Site. Mr. Dimun, an investment limited partnership in which Mr. Bershad is the primary investor and Mr. Thomas own 3.9%,

4.3% and 2.1% of X-Site, respectively. Mr. Hetz, Mr. Larkin and Mr. Spitzer each own less than 1%, respectively, of X-Site.

    The Company believes that the overall terms of the above-described arrangements with X-Site are no less favorable to the Company than terms that would be available from similarly situated unrelated parties.

BOARD REPORT ON EXECUTIVE COMPENSATION

    Pursuant to rules adopted by the SEC designed to enhance disclosure of corporate policies regarding executive compensation, the Company has set forth below a report of its Board regarding compensation policies as they affect Mr. Wall and the other Named Officers.

    The Board of Directors views compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit. The current compensation element focuses upon the executive officer's salary and is designed to provide appropriate reimbursement for services rendered. The Company's standard benefit package consists primarily of the matching portion of the Company's 401(k) Plan and eligibility for bonuses based upon performance of the specific individual and the Company. The long-term benefit element has been reflected in the grants of stock options to specific executive officers.

    During the past three completed fiscal years, the three most senior executive officers did not receive any salary increase. Traditionally, Mr. Wall's salary has been set at levels which are perceived by the Board to be below the salaries of chief executive officers of other comparable companies. Mr. Wall, whose family continues to own more than half of the outstanding Common Stock of the Company, has been willing to accept such salary levels primarily because of the message his salary sends to other executive officers, employees and shareholders. Furthermore, Mr. Wall's personal net worth ultimately depends more on the performance of the Company than on any specific salary level. The salaries of each of the other Named Officers are based upon experience with the Company, contributions to the Company and the relationship of such individual's responsibilities to the Chief Executive Officer's responsibilities.

    Stock options granted to executive officers of the Company have historically been granted at a price equal to fair market value. Accordingly, such options will gain appreciable value if, and only if, the market value of the Common Stock increases subsequent to the date of grant. The Board believes that the issuance of stock options at fair market value provides incentives to employees to maximize the Company's performance and to assure continued affiliation with the Company.

    The Board believes that an appropriate compensation program can help in promoting strong earnings performance if it reflects an appropriate balance between providing rewards to executive officers while at the same time effectively controlling cash compensation costs. It is the Board's objective to continue monitoring the Company's compensation program to assure that this balance is maintained.

    By: The Board of Directors

Terence D. Wall           Stuart M. Essig           David J. Bershad
Joseph J. Thomas          Anthony J. Dimun          Barry Wicker
E. David Hetz             C. Raymond Larkin

STOCKHOLDER RETURN COMPARISON

    Set forth below is a line-graph presentation comparing the cumulative stockholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the NASDAQ Market Index and the Media General Medical Instruments and Supplies Group Index (consisting of 136 publicly traded medical instrument and device companies) for the period from October 1, 1995 (October 1, 1995 = 100) through September 30, 2000.

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURNS
                            AMONG VITAL SIGNS, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

                              [PERFORMANCE GRAPH]

                       1995        1996       1997       1998       1999       2000
Vital Signs            100         99.31      87.89      81.55     101.19     132.66
MG Group Index         100        124.86     140.77     147.00     167.88     200.69
NASDAQ Market Index    100        116.75     158.69     164.91     266.79     364.95

                   ASSUMES $100 INVESTED ON OCTOBER 1, 1995
                         ASSUMES DIVIDENDS REINVESTED
                     FISCAL YEAR ENDED SEPTEMBER 30, 2000


AUDIT FEES AND RELATED MATTERS

    Audit Fees. The Company was billed $138,175 for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2000 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during fiscal 2000.

    Financial Information Systems Design Implementation Fees. The Company was billed $0 for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of the SEC's Regulation S-X (in general, information technology services) rendered by the Company's principal accountant during the fiscal year ended September 30, 2000.

    All Other Fees. The Company was billed $90,623 for non-audit services (other than the non-audit services described above) rendered by the Company's principal accountant during the fiscal year ended September 30, 2000.

    Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of information technology services and other non-audit services is compatible with maintaining the independence of the Company's principal accountant.

    Of the time expended by the Company's principal accountant to audit the Company's financial statements for the fiscal year ended September 30, 2000, less than 50% of such time involved work performed by persons other than the principal accountant's full-time, permanent employees.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Goldstein Golub Kessler LLP ('GGK'), certified public accountants, has been selected by the Board of Directors to audit and report on the Company's financial statements for the year ending September 30, 2001. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he so desires. The representative is expected to be available to respond to appropriate questions from stockholders. GGK audited the Company's financial statements for more than the past five years.

OTHER MATTERS

    At the time that this Proxy Statement was mailed to stockholders, management was not aware that any matter other than the election of directors would be presented for action at the Annual Meeting. If other matters properly come before the Meeting, it is intended that shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

    If a stockholder intends to present a proposal at the next Annual Meeting of Stockholders, the proposal must be received by the Company in writing no later than March 27, 2002 in order for such proposal to be eligible for inclusion in the Company's Proxy Statement and form of proxy for next year's meeting, and by June 10, 2002 in order for the proposal to be considered at next year's Annual Meeting (but not included in the Proxy Statement for such meeting).

                                          By Order of the Board of Directors
                                          Jay Sturm, Assistant Secretary

Dated: July 25, 2001

    A COPY OF AN ANNUAL REPORT FOR THE YEAR ENDED SEPTEMBER 30, 2000, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K ARE AVAILABLE WITHOUT CHARGE BY CONTACTING THE COMPANY BY TELEPHONE AT 973-790-1330 OR BY WRITING TO: INVESTOR RELATIONS, VITAL SIGNS, INC., 20 CAMPUS ROAD, TOTOWA, NEW JERSEY 07512.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

PURPOSE

    The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, and the independent accountants.

    The Company recognizes that management, including the Company's financial staff, as well as the Company's outside auditors have more time, knowledge and detailed information regarding the Company than do Committee members; consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurances as to the Company's financial statements or any professional certifications as to the outside auditor's work.

ORGANIZATION

     The Audit Committee shall be appointed annually by the Board of Directors.

     The Audit Committee shall be composed of at least two, but not more than five, independent directors. One additional independent director shall be appointed by June 14, 2001.

     Only independent directors may be members of the Audit Committee. The determination of whether a director is an independent director shall be based on applicable regulatory definitions.

     At least one member of the Audit Committee shall have a background in financial reporting, accounting or auditing.

     One of the members of the Audit Committee shall serve as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the Committee.

    In meeting its responsibilities, the committee shall:

GENERAL

     Have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall have unrestricted access to members of management and all information relevant to its responsibilities.

     Meet at least 4 times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

     Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.

     Review and consider updates to the committee's charter.

     Perform such other functions assigned by law, the Company's charter or bylaws or the Board of Directors.

     Meet with the Chief Financial Officer, the independent accountants, and other members of management in separate executive sessions to discuss any matters that the committee or these groups should be discussed privately with the Audit Committee.

INTERNAL CONTROLS AND RISK ASSESSMENT

     Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Company.

     Consider and review with management, the independent accountants and the Chief Financial Officer:

         -- The effectiveness of or weakness in the Company's internal controls including computerized information system control and security, the overall control environment and accounting and financial controls.

         -- Any related significant findings and recommendations of the independent accountants and finance staff together with management's responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

     Review with the Chief Financial Officer and the independent accountants the coordination of audit effort to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts, ant the effective use of audit resources.

     Discuss with the Company's independent public accountants, and the Chief Financial Officer, the status and adequacy of management information systems and other information technology, including the significant risks related thereto and major controls over such activities.

FINANCIAL REPORTING

     Review filings with the SEC and other agencies containing the Company's financial statements, including annual and interim reports and press releases, and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

     Review with management and the independent accountants at the completion of the annual examination:

         --  The Company's annual financial statements and related footnotes.

         --  The independent accountant's audit of the financial statements.

         -- Any significant changes required in the independent accountants' audit plan.

         -- Any serious difficulties or disputes with management encountered during the course of the audit.

         -- The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

         -- Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

         --  Review and approve the Company's accounting principles.

         -- Review with management and the independent accountants at the completion of the annual examination.

     Assess internal processes for determining and managing key financial statement risk areas.

INDEPENDENT AUDITOR

     Recommend to the Board of Directors the independent accountants to be nominated, and review the discharge of the independent accountants.

     Review the scope and approach of the annual audit with the independent accountants.

     Assess the independent auditor's process for identifying and responding to key audit and internal control risks.

     Review the independent auditor's identification of issues and business and financial risks and exposures, including any disputes with management.

     Confirm the independence of the independent auditor, including a review of the nature of all services and related fees provided.

COMPLIANCE WITH LAWS AND REGULATIONS

     Review the Company's process for determining risks and exposures from asserted and unasserted litigation and claims and from noncompliance with laws and regulations.

     Review with the Company legal matters that may have a material impact on the Company's operations and the financial statements.

                                                                      Appendix 1

                               VITAL SIGNS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                                August 17, 2001

The undersigned hereby appoints Richard Gordon, Jay Sturm and Terence D. Wall, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the annual meeting of the stockholders of the Company to be held on August 17, 2001 and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                               VITAL SIGNS, INC.

                                August 17, 2001

                Please Detach and Mail in the Envelope Provided

A      [X]      Please mark your
                votes as in this
                example.


                      FOR the nominees                WITHHOLD           The Board of Directors recommends a vote "FOR" the
                   listed at right (except            AUTHORITY          nominees for Directors in Proposal 1.
                     as marked to the         to vote for the nominees
                      contrary below)             listed at right
1.  ELECTION  OF           [ ]                          [ ]              Nominees:
    DIRECTORS.                                                                 David J. Bershad
                                                                               Anthony J. Dimun
Instruction: To withhold authority to vote for any individual                  Stuart M. Essig
nominee listed at right, write the nominee's name in the space                 Joseph J. Thomas
provided below.                                                                Terence D. Wall
                                                                               Barry Wicker
---------------------------                                                    E. David Hetz



2. Upon all such other matters as may properly come before the meeting and/or any adjournment or adjournments thereof, as they in their discretion may determine. The Board of Directors is not aware of any such other matters.

UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD'S NOMINEES.

Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.



Signed:                                  Signed:                                Dated:        , 2001
        -------------------------------          -----------------------------        --------

NOTE: Please sign exactly as your name appears hereon. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.